Contact:	Jeffrey W. Farrar
Executive Vice President and CFO
(434) 964-2217
jfarrar@stellarone.com

STELLARONE REPORTS ANNUAL EARNINGS OF $22.2 MILLION; FOURTH QUARTER EARNINGS UP 30.4% TO $6.2 MILLION OR $0.27 PER DILUTED COMMON SHARE

Charlottesville, VA January 24, 2013 –StellarOne Corporation (NASDAQ: STEL) (“StellarOne”), today reported fourth quarter 2012 net income available to common shareholders of $6.2 million, or $0.27 net income per diluted common share. This represents a 30.4% increase over net income of $4.8 million or $0.17 per diluted common share recognized during the same quarter in the prior year. Full year 2012 earnings available to common shareholders were $22.2 million or $0.96 per diluted common share, up 65% compared to $13.4 million or $0.59 per diluted common share in 2011.

Fourth quarter financial performance highlights included:

•	Revenue growth improved, with net revenues totaling $33.6 million, up $1.1 million or 3.3% as compared to $32.5 million for fourth quarter last year.

•	Pre-tax, pre-provision earnings were $10.6 million, up $1.7 million or 19.4% over the $8.9 million recognized for the fourth quarter last year.

•	Asset and loan growth improved with period end total assets of $3.02 billion and loans receivable of $2.1 billion. Period end loans receivable increased $25.0 million or 1.2% sequentially.

•	Asset quality metrics continue to improve, with $1.1 million in recoveries for the quarter, and foreclosed asset levels the lowest in the last eight quarters.

•
Nonperforming asset levels improved to $41.6 million, a decrease of $6.1 million or 12.8% from 2011, lowering the ratio of non-performing assets as a percentage of total assets to 1.38% as of December 31, 2012, compared to 1.64% as of December 31, 2011.

•
Annualized net charge-offs as a percentage of average loans receivable amounted to 0.28% for the fourth quarter of 2012, down from 0.42% for the third quarter of 2012 and down from 0.86% for same quarter last year.

"2012 was a rewarding year for StellarOne," said O. R. Barham, Jr., President and Chief Executive Officer. "We achieved significantly improved profitability in large part due to asset quality improvement, but also saw noninterest income grow 10.6% annually led by our mortgage line of business, with solid contributions from commercial and retail banking as well as wealth management. We continued to strengthen our talented team, and opened three strategic branch locations in Charlottesville, Richmond and Virginia Beach. Loan growth was stronger in the second half of the year, and we have some positive momentum heading into 2013.”

"We accomplished many strategic initiatives in 2012, which included an emphasis on efficiency,” said Jeffrey W. Farrar, Executive Vice President and Chief Financial Officer.  “Annual operating costs for 2012 were only slightly higher than 2011, and while several of our efficiency initiatives will not reap benefits until 2013, our fourth quarter efficiency ratio represented almost 360 basis points of improvement over the same period in 2011, and improved almost 100 basis points annually in spite of muted revenue growth, an acceleration of organic growth efforts and non-recurring costs associated with efficiency efforts. Efficiency will be a continuing focus for 2013. Our net interest margin, while beginning to experience some pressure, held up better than most and remained at 3.80% for the year as compared to 2011. Lastly, we began to see improvement in balance sheet growth and operating leverage during the second half of the year.”

Net Interest Margin Contracts Slightly

The net interest margin was 3.75% for the fourth quarter of 2012, compared to 3.77% for the third quarter of 2012 and 3.79% for the fourth quarter of 2011.  The continued re-pricing of the balance sheet within the low interest rate environment resulted in asset yield compression and some margin compression.  The average yield on earning assets for the current quarter decreased 8 basis points to 4.37% on a sequential basis.  Loan and investment yields contracted 11 basis points and 3 basis points, respectively, on a sequential basis.  Loan yields contracted due to re-pricing within the current portfolio and reduced yields on new production.  Investment yields contracted due to lower yields realized on the recent investment activity in the current low rate environment.  Continued reductions in deposit costs are reflected by the 8 basis point improvement in the cost of interest bearing liabilities noted sequentially, moving from 0.83% during the third quarter of 2012 to 0.75% during the fourth quarter of 2012.  Higher earning assets offset the margin compression experienced during the quarter as net interest income on a tax-equivalent basis remained stable at $24.9 million for the fourth quarter of 2012, compared to $25.1 million for the fourth quarter last year and $25.0 million in the third quarter of 2012.

Operating Noninterest Income Increase

On an operating basis, which excludes gains and losses from sales and impairments of securities and other assets, total non-interest income amounted to $8.9 million for the fourth quarter of 2012, up $238 thousand or 2.7% on a sequential basis compared to $8.7 million for the third quarter of 2012, and up $1.2 million or 15.5% compared to the fourth quarter last year. The sequential quarter increase in operating noninterest income stemmed largely from continued strong production volumes from our mortgage segment.  The majority of the increase for the same quarter compared to the prior year is related to increases in wealth management fee income, insurance income, retail banking fees and loan swap fee income.

Mortgage banking-related fees totaled $2.6 million for the fourth quarter of 2012, or up $303 thousand or 13.0% compared to $2.3 million for the third quarter of 2012 and essentially flat when compared to the same quarter in 2011.  The sequential increase is primarily volume driven and not margin related as loans sold in the fourth quarter of 2012 totaled $78.2 million or up $5.2 million or 7.4% from the $70.8 million sold during the third quarter of 2012. In addition to this revenue increase, the continued absence of significant mortgage indemnification expenses contributed to a significant improvement in earnings contribution from the mortgage segment, with after-tax earnings of $722 thousand representing $0.03 per common diluted share for the current quarter.

Losses on foreclosed assets decreased $59 thousand or 15.5% sequentially for the quarter, reflecting a $2.1 million or 27.2% decrease in foreclosed asset balances.  Other operating income decreased $74 thousand during the quarter due to a contraction of $86 thousand in commercial lending loan swap fee income, falling from $412 thousand to $326 thousand.

Retail banking fee income totaled $4.0 million for the fourth quarter of 2012, an increase of $130 thousand or 3.4% sequentially and increased $98 thousand or 2.5% over the same quarter in 2011.  An increase in overdraft revenue led to the sequential and year over year increases while all other retail banking revenue streams remained stable when compared to both periods.

Wealth management revenues from trust and brokerage fees for the fourth quarter of 2012 were $1.2 million or down $43 thousand or 3.3% on a sequential quarter basis and up $188 thousand or 17.8% when compared to the fourth quarter of 2011. The year over year increase is primarily due to higher brokerage fee realizations while the sequential reduction is associated with a net contraction in underlying assets. Fiduciary assets decreased sequentially by $10.3 million or 2.2% amounting to $455.3 million at December 31, 2012, compared to $465.7 million at September 30, 2012. This business segment produced over $50 million in new business for 2012.

Net Charge-Offs Decrease and Overall Asset Quality Improves

Non-performing assets totaled $41.6 million at December 31, 2012, down $1.4 million or 3.3% sequentially from $43.1 million at September 30, 2012 and down $6.1 million or 12.8% compared to $47.7 million at December 31, 2011.  The ratio of non-performing assets as a percentage of total assets dropped to 1.38% as of December 31, 2012, compared to 1.46% as of September 30, 2012 and was also down when compared to 1.64% at December 31, 2011.

Net charge-offs for the fourth quarter of 2012 totaled $1.4 million, down $746 thousand or 34.2% compared to the $2.2 million for the third quarter of 2012 and down $3.0 million or 67.6% when compared to $4.4 million for the fourth quarter of 2011.  Annualized net charge-offs as a percentage of average loans receivable amounted to 0.28% for the fourth quarter of 2012, down from 0.42% for the third quarter of 2012 and down from 0.86% for the fourth quarter of 2011.  StellarOne recorded a provision for loan losses of $1.4 million for the fourth quarter of 2012, a decrease of $500 thousand compared to the $1.9 million recognized for the third quarter of 2012 and a decrease of $350 thousand compared to the fourth quarter of 2011.  The decreased provisioning throughout 2012 is reflective of the continued improvement in underlying credit quality metrics used in measuring the risk inherent in the loan portfolio.

The allowance as a percentage of non-performing loans was 83.1% at December 31, 2012, or consistent with the 84.9% at September 30, 2012. The fourth quarter net charge offs of $1.4 million were equal to loan loss provisioning of $1.4 million, resulting in an allowance for loan losses of $29.8 million at December 31, 2012, or essentially unchanged when compared to $29.9 million at September 30, 2012. The allowance as a percentage of total loans was 1.43% at December 31, 2012, compared to 1.45% at September 30, 2012.

Foreclosed assets were at an eight quarter low and totaled $5.8 million at December 31, 2012, down $2.1 million or 27.2% compared to $7.9 million at September 30, 2012 and down $2.8 million or 32.8% compared to $8.6 million at December 31, 2011.

Included in the loan portfolio at December 31, 2012, are loans classified as troubled debt restructurings (“TDRs”) totaling $24.3 million or 1.2% of total loans.  TDRs were reduced sequentially by 12.0% or $3.3 million as compared to $27.6 million at September 30, 2012. At December 31, 2012, $22.2 million or 91.4% of total TDRs were performing under the modified terms.

Operating Expenses

Noninterest expenses were $23.8 million for the fourth quarter of 2012, up sequentially by $160 thousand or 0.7% compared to $23.6 million in the third quarter of 2012, and down $691 thousand or 2.8% compared to fourth quarter of 2011.

The sequential quarter increase in noninterest expense was driven by higher professional fees, which were primarily associated with our cost save initiative and seasonal legal costs associated with workout efforts.  Our compensation and benefits expense decreased $125 thousand or 1.0% on a sequential basis.  The driver of this decrease was lower medical insurance and postretirement benefit expense of $258 thousand, which was offset by a $120 thousand increase in mortgage commissions and incentives.  Recurring compensation and benefit expense remained level excluding mortgage commissions and incentives quarter to quarter.

The majority of the noninterest expense decrease when comparing the fourth quarter of 2012 to the same quarter in the prior year relates to a $368 thousand decrease in compensation and benefits.  This decrease was caused by lower salary and benefit expense of approximately $489 thousand, which was offset by a $104 thousand increase in mortgage commissions and sales incentives.  During 2012, FTE’s were reduced by 52 to 759 FTE at December 31, 2012. This includes both the FTE’s eliminated during phase one of our cost initiative and purposeful reductions managed through attrition and branch closings.

Professional fees, equipment expense and amortization of intangibles decreased when comparing the fourth quarter of 2012 to the same quarter in the prior year by $281 thousand, $235 thousand and $102 thousand, respectively.  Professional fees included nonrecurring strategic planning initiatives in the prior year.  Equipment expense tends to fluctuate from quarter to quarter due to the embedded maintenance component.  The drop in amortization of intangibles relates to core deposit intangibles that became fully amortized during the third quarter of 2012.  These decreases were somewhat offset by increased marketing and occupancy expenses of $157 thousand and $107 thousand, respectively.  Both of these increases were largely attributable to the two new retail locations in Richmond and Tidewater opened during the third quarter of 2012.

The efficiency ratio was 68.25% for the fourth quarter of 2012, compared to 67.94% for the third quarter of 2012 and 71.84% for the same quarter in 2011.  The sequential quarter increase in the efficiency ratio reflects higher professional costs associated with phases two and three of our cost save initiative, which were somewhat offset by slightly higher noninterest income revenues.  The year over year decrease is the result of a combination of managed decreases in noninterest expense and increased revenues from noninterest income.

Effective Tax Rate

The provision for income taxes was $2.2 million for the fourth quarter of 2012 compared to $2.0 million for the third quarter of 2012. This produced an effective tax rate for the fourth quarter of 2012 of 26.5% compared to 26.0% for the prior quarter. The increase in the sequential effective tax rate was due to higher earnings relative to permanent differences and an adjustment made during the last quarter, which increased our estimated realization of pass through tax credits and suppressed the effective rate.  For the year ended December 31, 2012 the effective rate was 26.8%, which is consistent with the quarter and future expectations.

Capital Ratios

Risk-based capital ratios continue to substantially exceed published regulatory standards for well-capitalized banks. The period-end tangible common equity ratio was 10.80% at December 31, 2012 compared to 10.90% at September 30, 2012. Tier 1 risk-based and total risk-based capital ratios were 15.60% and 16.85%, respectively, at December 31, 2012 compared to 15.65% and 16.90% at September 30, 2012. Shareholders’ equity represented 14.3% of total assets at December 31, 2012, while book value per common share was $18.86 per share.

Balance Sheet Trends

Period end loans increased $25.0 million sequentially or 1.2% compared to the third quarter of 2012, while average loans for the fourth quarter of 2012 were $2.08 billion, up $17.8 million or 0.9% compared to the third quarter of 2012.  Period end commercial and industrial loans grew sequentially by $18.8 million or 10.2%.  While loan growth picked up during the second half of 2012, soft demand, pricing competition for quality loans and increased curtailments are continued realities within our markets. Average securities were $522.0 million for the fourth quarter, down $26.3 million or 4.8% from $548.3 million for the third quarter of 2012. Average deposits for the fourth quarter of 2012 were $2.43 billion or essentially flat on a sequential quarter basis compared to the third quarter of 2012.  Average interest and noninterest bearing demand deposit accounts were $968.5 million at December 31, 2012, a $21.3 million or 2.3% increase over September 30, 2012.  At December 31, 2012, total period end assets were $3.02 billion, compared to $2.96 billion at September 30, 2012. Period end cash and cash equivalents were $89.9 million at December 31, 2012, an increase of $35.1 million or 64.0% compared to $54.9 million at September 30, 2012.

About StellarOne

StellarOne Corporation is a traditional community bank with assets of $3 billion offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of our sole subsidiary, StellarOne Bank, we operate over 50 full-service financial centers, two loan production offices, and over 60 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, Richmond, Tidewater, and Central and North Central Virginia.

Earnings Webcast

To hear a live webcast of StellarOne’s fourth quarter 2012 earnings conference call at 10:00 a.m. (EDT) on Thursday, January 24, 2013, please visit our website at www.StellarOne.com and click on the Investor Relations section for detailed instructions on how to participate. Replays of the conference call will be available from 1:00 p.m. (EDT) on Thursday, January 24, 2013 through 11:59 PM (EDT) on Thursday, January 31, 2013, by dialing toll free (855) 859 2056 and using passcode #85706355.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by calculating noninterest expense less amortization of intangibles and goodwill impairments and dividing this by the sum of net interest income on a tax equivalent basis and non-interest income excluding gains on securities and losses on foreclosed assets. The report also refers to operating noninterest income, which reflects noninterest income adjusted for non-recurring expenses associated with asset gains and losses or expenses that are unusual in nature.  Comparison of our efficiency ratio and operating earnings with those of other companies may not be possible because other companies may calculate them differently.  Pre-tax, pre-provision earnings, which adjusts for tax equivalent items and adds back provision and tax expense to net income, is used to demonstrate a more representative comparison of operational performance without the volatility of credit quality that is typically present in times of economic stress. The tangible common equity ratio is used by management to assess the quality of capital and management believes that investors may find it useful in their analysis of the company. This capital measure is not necessarily comparable to similar capital measures that may be presented by other companies. Such information is not in accordance with generally accepted accounting principles in the United States (“GAAP”) and should not be construed as such. These are non-GAAP financial measures that management believes provide investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. StellarOne, in referring to its net income, is referring to income under GAAP.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne’s actual results, causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) expected cost savings from StellarOne’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions, and (vii) changes may occur in the securities markets. Please refer to StellarOne’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOne.com.

NOTE: Risk-based capital ratios are preliminary.

STELLARONE CORPORATION (NASDAQ: STEL)
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in thousands, except per share data)

SUMMARY INCOME STATEMENT	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Interest income - taxable equivalent	$29,050	$30,580	$118,009	$123,957
Interest expense	4,118	5,520	18,479	24,440
Net interest income - taxable equivalent	24,932	25,060	99,530	99,517
Less: taxable equivalent adjustment	729	787	2,953	3,096
Net interest income	24,203	24,273	96,577	96,421
Provision for loan and lease losses	1,400	1,750	5,550	12,700
Net interest income after provision for
Net interest income after provision for loan and lease losses	22,803	22,523	91,027	83,721
Noninterest income	9,417	8,259	34,343	31,051
Noninterest expense	23,754	24,445	95,128	94,283
Income tax expense	2,245	1,568	8,079	4,604
Net income	6,221	4,769	22,163	15,885
Dividends and accretion on preferred stock	-	(973)	-	(2,455)
Net income available to common shareholders	$6,221	$3,796	$22,163	$13,430

Earnings per share available to common shareholders
Basic	$0.27	$0.17	$0.96	$0.59
Diluted	$0.27	$0.17	$0.96	$0.59

SUMMARY AVERAGE BALANCE SHEET	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Total loans	$2,084,741	$2,054,650	$2,064,552	$2,077,067
Total investment securities	521,999	466,553	510,852	419,149
Total earning assets	2,644,993	2,626,406	2,619,544	2,616,532
Total assets	2,973,428	2,939,235	2,945,641	2,930,426
Total deposits	2,433,728	2,399,885	2,413,658	2,391,761
Shareholders' equity	431,505	432,969	423,499	428,931

PERFORMANCE RATIOS	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Return on average assets	0.83%	0.64%	0.75%	0.54%
Return on average equity	5.74%	4.37%	5.23%	3.70%
Return on average realized equity (A)	5.89%	4.46%	5.37%	3.76%
Net interest margin (taxable equivalent)	3.75%	3.79%	3.80%	3.80%
Efficiency (taxable equivalent) (B)	68.25%	71.84%	69.40%	70.38%

CAPITAL MANAGEMENT	December 31,
	2012	2011
Tier 1 risk-based capital ratio	15.60%	15.17%
Tangible equity ratio	10.80%	10.52%
Tangible common equity ratio	10.80%	10.52%
Period end shares issued and outstanding	22,889,091	22,819,000
Book value per common share	18.86	18.15
Tangible book value per common share	13.71	12.90

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Shares issued (cancelled)	(450)	3,064	78,303	43,267
Average common shares issued and outstanding	23,099,400	22,869,516	23,089,457	22,857,521
Average diluted common shares issued and outstanding	23,100,576	22,869,724	23,090,012	22,861,199
Cash dividends paid per common share	$0.08	$0.04	$0.26	$0.16

SUMMARY ENDING BALANCE SHEET	December 31,
	2012	2011
Total loans	$2,080,068	$2,031,131
Total investment securities	553,476	477,964
Total earning assets	2,709,183	2,610,460
Total assets	3,023,204	2,917,928
Total deposits	2,484,324	2,395,600
Shareholders' equity	431,642	414,173

OTHER DATA
End of period full-time equivalent employees	759	811

NOTES:
(A) Excludes the effect on average stockholders' equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B) Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently.  See Non-GAAP reconciliation for detail.

STELLARONE CORPORATION (NASDAQ: STEL)
CREDIT QUALITY (UNAUDITED)
(Dollars in thousands)

CREDIT QUALITY	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Allowance for loan losses:
Beginning of period	$29,860	$35,268	$32,588	$37,649
Provision for loan losses	1,400	1,750	5,550	12,700
Charge-offs	(2,562)	(5,045)	(11,090)	(19,927)
Recoveries	1,126	615	2,776	2,166
Net charge-offs	(1,436)	(4,430)	(8,314)	(17,761)
End of period	$29,824	$32,588	$29,824	$32,588

Accruing Troubled Debt Restructurings	$22,217	$30,531

Loans greater than 90 days past due still accruing	$182	$1,516

	December 31,
	2012	2011
Non accrual loans	$33,795	$30,985
Non accrual TDR's	2,087	8,189
Total non-performing loans	35,882	39,174
Foreclosed assets	5,760	8,575
Total non-performing assets	$41,642	$47,749
Nonperforming assets as a % of total assets	1.38%	1.64%
Nonperforming assets as a % of loans plus
foreclosed assets	2.00%	2.34%
Allowance for loan losses as a % of total loans	1.43%	1.60%
Annualized net charge-offs as a % of average loans outstanding - 3 months	0.28%	0.86%
Annualized net charge-offs as a % of average loans outstanding - year to date	0.40%	0.86%

	December 31, 2012
	Loans Outstanding	Nonaccrual Loans	Nonaccrual Loans to Loans Outstanding
Construction and land development:
Commercial	$149,072	$8,330	5.59%
Residential	45,308	1,070	2.36%
Total construction and land development	194,380	9,400	4.84%
Commercial real estate:
Commercial real estate - owner occupied	343,944	3,646	1.06%
Commercial real estate - non-owner occupied	458,646	1,798	0.39%
Farmland	12,099	71	0.59%
Multifamily, nonresidential and junior liens	106,334	4,709	4.43%
Total commercial real estate	921,023	10,224	1.11%
Consumer real estate:
Home equity lines	246,806	3,721	1.51%
Secured by 1-4 family residential, secured by first deeds of trust	447,400	11,659	2.61%
Secured by 1-4 family residential, secured by second deeds of trust	34,690	262	0.76%
Total consumer real estate	728,896	15,642	2.15%
Commercial and industrial loans (except those secured by real estate)	203,840	584	0.29%
Consumer and other:
Consumer installment loans	26,697	28	0.10%
Deposit overdrafts	3,677	-	0.00%
All other loans	1,555	4	0.26%
Total consumer and other	31,929	32	0.10%
Total loans	$2,080,068	$35,882	1.73%

STELLARONE CORPORATION (NASDAQ: STEL)
BALANCE SHEET (UNAUDITED)
(Dollars in thousands, except per share data)

			Percent
			Increase
SELECTED BALANCE SHEET DATA	12/31/2012	12/31/2011	(Decrease)

Assets
Cash and cash equivalents	$89,949	$99,970	-10.02%
Investment securities, at fair value	553,476	477,964	15.80%
Mortgage loans held for sale	37,778	42,027	-10.11%

Loans:
Construction and land development	194,380	214,667	-9.45%
Commercial real estate	921,023	844,860	9.01%
Consumer real estate	728,896	756,236	-3.62%
Commercial and industrial loans (except those secured by real estate)	203,840	189,887	7.35%
Consumer and other	31,929	25,481	25.31%
Total loans	2,080,068	2,031,131	2.41%
Deferred loan costs	(475)	299	> 100%
Allowance for loan losses	(29,824)	(32,588)	-8.48%
Net loans	2,049,769	1,998,842	2.55%

Premises and equipment, net	72,060	74,602	-3.41%
Core deposit intangibles, net	3,462	5,011	-30.91%
Goodwill	113,652	113,652	0.00%
Bank owned life insurance	44,182	42,413	4.17%
Foreclosed assets	5,760	8,575	-32.83%
Other assets	53,116	54,872	-3.20%

Total assets	3,023,204	2,917,928	3.61%

Liabilities
Deposits:
Noninterest bearing deposits	362,713	310,756	16.72%
Money market & interest checking	1,108,202	1,013,826	9.31%
Savings	314,353	289,260	8.67%
CD's and other time deposits	699,056	781,758	-10.58%
Total deposits	2,484,324	2,395,600	3.70%

Federal funds purchased and securities sold under agreements to repurchase	765	841	-9.04%
Federal Home Loan Bank advances	55,000	60,000	-8.33%
Subordinated debt	32,991	32,991	0.00%
Deferred income tax liability	3,810	2,654	43.56%
Other liabilities	14,672	11,669	25.73%

Total liabilities	2,591,562	2,503,755	3.51%

Stockholders' equity
Common stock	22,889	22,819	0.31%
Additional paid-in capital	271,747	271,080	0.25%
Retained earnings	127,099	110,940	14.57%
Accumulated other comprehensive income	9,907	9,334	6.14%

Total stockholders’ equity	431,642	414,173	4.22%

Total liabilities and stockholders’ equity	$3,023,204	$2,917,928	3.61%

STELLARONE CORPORATION (NASDAQ: STEL)
QUARTERLY INCOME STATEMENT (UNAUDITED)
(Dollars in thousands)
			Percent
	For the three months ended		Increase
	12/31/2012	12/31/2011	(Decrease)
Interest Income
Loans, including fees	$25,487	$26,634	-4.31%
Federal funds sold and deposits in other banks	21	72	-70.83%
Investment securities:
Taxable	1,569	1,675	-6.33%
Tax-exempt	1,244	1,412	-11.90%
Total interest income	28,321	29,793	-4.94%

Interest Expense
Deposits	3,355	4,693	-28.51%
Federal funds purchased and securities sold under agreements to repurchase	6	7	-14.29%
Federal Home Loan Bank advances	413	477	-13.42%
Subordinated debt	344	343	0.29%

Total interest expense	4,118	5,520	-25.40%

Net interest income	24,203	24,273	-0.29%
Provision for loan losses	1,400	1,750	-20.00%
Net interest income after provision for loan losses	22,803	22,523	1.24%

Noninterest Income
Retail banking fees	3,974	3,876	2.53%
Fiduciary and brokerage fee income	1,247	1,059	17.75%
Mortgage banking-related fees	2,638	2,623	0.57%
Losses on mortgage indemnifications and repurchases	(9)	-	N/A
Gains on sale of premises and equipment	58	91	-36.26%
Gains on securities available for sale	440	447	-1.57%
Losses on sale / impairments of foreclosed assets	(440)	(582)	-24.40%
Income from bank owned life insurance	446	329	35.56%
Insurance income	197	94	> 100%
Other operating income	866	322	> 100%
Total noninterest income	9,417	8,259	14.02%

Noninterest Expense
Compensation and employee benefits	12,647	13,015	-2.83%
Net occupancy	2,212	2,105	5.08%
Equipment	1,965	2,200	-10.68%
Amortization-intangible assets	311	413	-24.70%
Marketing	373	216	72.69%
State franchise taxes	564	596	-5.37%
FDIC insurance	562	571	-1.58%
Data processing	787	692	13.73%
Professional fees	735	1,016	-27.66%
Telecommunications	405	427	-5.15%
Other operating expenses	3,193	3,194	-0.03%
Total noninterest expense	23,754	24,445	-2.83%

Income before income taxes	8,466	6,337	33.60%
Income tax expense	2,245	1,568	43.18%
Net income	$6,221	$4,769	30.45%

STELLARONE CORPORATION (NASDAQ: STEL)
YEAR TO DATE INCOME STATEMENT (UNAUDITED)
(Dollars in thousands)
			Percent
	For the Twelve Months Ended		Increase
	12/31/2012	12/31/2011	(Decrease)
Interest Income
Loans, including fees	$103,192	$107,999	-4.45%
Federal funds sold and deposits in other banks	110	282	-60.99%
Investment securities:
Taxable	6,623	7,049	-6.04%
Tax-exempt	5,131	5,531	-7.23%
Total interest income	115,056	120,861	-4.80%

Interest Expense
Deposits	15,407	21,117	-27.04%
Federal funds purchased and securities sold under agreements to repurchase	26	32	-18.75%
Federal Home Loan Bank advances	1,674	2,158	-22.43%
Subordinated debt	1,372	1,133	21.09%

Total interest expense	18,479	24,440	-24.39%

Net interest income	96,577	96,421	0.16%
Provision for loan losses	5,550	12,700	-56.30%
Net interest income after provision for loan losses	91,027	83,721	8.73%

Noninterest Income
Retail banking fees	15,424	15,291	0.87%
Fiduciary and brokerage fee income	5,202	4,946	5.18%
Mortgage banking-related fees	8,909	8,186	8.83%
Losses on mortgage indemnifications and repurchases	(593)	(232)	> 100%
Gains on sale of premises and equipment	68	84	-19.05%
Gains on securities available for sale	528	509	3.73%
Losses on sale / impairments of foreclosed assets	(1,491)	(1,564)	-4.67%
Income from bank owned life insurance	1,768	1,298	36.21%
Insurance income	1,217	777	56.63%
Other operating income	3,311	1,756	88.55%
Total noninterest income	34,343	31,051	10.60%

Noninterest Expense
Compensation and employee benefits	51,375	50,200	2.34%
Net occupancy	8,593	8,259	4.04%
Equipment	8,220	8,402	-2.17%
Amortization-intangible assets	1,549	1,651	-6.18%
Marketing	1,376	953	44.39%
State franchise taxes	2,255	2,384	-5.41%
FDIC insurance	2,235	2,679	-16.57%
Data processing	2,929	2,721	7.64%
Professional fees	2,886	2,889	-0.10%
Telecommunications	1,660	1,647	0.79%
Other operating expenses	12,050	12,498	-3.58%
Total noninterest expense	95,128	94,283	0.90%

Income before income taxes	30,242	20,489	47.60%
Income tax expense	8,079	4,604	75.48%
Net income	$22,163	$15,885	39.52%

STELLARONE CORPORATION (NASDAQ: STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2012 AND 2011
(Dollars in thousands)

	For the Three Months Ended December 31,
	2012			2011
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc/Exp	Rates	Balance	Inc/Exp	Rates

Assets
Loans receivable, net (1)	$2,084,741	$25,546	4.87%	$2,054,650	$26,660	5.15%
Investment securities
Taxable	391,289	1,569	1.57%	317,374	1,675	2.07%
Tax exempt (1)	130,710	1,914	5.73%	149,179	2,173	5.70%
Total investments	521,999	3,483	2.61%	466,553	3,848	3.23%

Federal funds sold and deposits in other banks	38,253	21	0.21%	105,203	72	0.27%
	560,252	3,504	2.45%	571,756	3,920	2.69%

Total earning assets	2,644,993	$29,050	4.37%	2,626,406	$30,580	4.62%

Total nonearning assets	328,435			312,829

Total assets	$2,973,428			$2,939,235

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$615,586	$208	0.13%	$575,175	$398	0.27%
Money market	440,879	472	0.43%	430,592	692	0.64%
Savings	315,464	129	0.16%	288,103	332	0.46%
Time deposits:
Less than $100,000	468,561	1,574	1.34%	524,014	2,072	1.57%
$100,000 and more	240,329	972	1.61%	266,344	1,199	1.79%
Total interest-bearing deposits	2,080,819	3,355	0.64%	2,084,228	4,693	0.89%

Federal funds purchased and securities sold under agreements to repurchase	797	6	2.95%	946	7	2.95%
Federal Home Loan Bank advances	55,000	413	2.94%	60,000	477	3.11%
Subordinated debt	32,991	344	4.08%	32,991	343	4.07%

	88,788	763	3.36%	93,937	827	3.44%

Total interest-bearing liabilities	2,169,607	4,118	0.75%	2,178,165	5,520	1.00%

Total noninterest-bearing liabilities	372,316			328,101

Total liabilities	2,541,923			2,506,266
Stockholders' equity	431,505			432,969

Total liabilities and stockholders' equity	$2,973,428			$2,939,235

Net interest income (tax equivalent)		$24,932			$25,060
Average interest rate spread			3.62%			3.62%
Interest expense as percentage of average earning assets			0.62%			0.83%
Net interest margin			3.75%			3.79%

(1) Income and yields are reported on a taxable equivalent basis using a 35% tax rate.

STELLARONE CORPORATION (NASDAQ: STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011
(Dollars in thousands)

	For the Twelve Months Ended December 31,
	2012			2011
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc/Exp	Rates	Balance	Inc/Exp	Rates

Assets
Loans receivable, net (1)	$2,064,552	$103,382	5.01%	$2,077,067	$108,117	5.21%
Investment securities
Taxable	375,756	6,623	1.73%	274,660	7,049	2.53%
Tax exempt (1)	135,096	7,894	5.75%	144,489	8,509	5.81%
Total investments	510,852	14,517	2.80%	419,149	15,558	3.66%

Federal funds sold and deposits in other banks	44,140	110	0.24%	120,316	282	0.23%
	554,992	14,627	2.60%	539,465	15,840	2.90%

Total earning assets	2,619,544	$118,009	4.50%	2,616,532	$123,957	4.74%

Total nonearning assets	326,097			313,894

Total assets	$2,945,641			$2,930,426

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$599,289	$1,309	0.22%	$569,201	$1,999	0.35%
Money market	426,562	2,023	0.47%	430,572	3,757	0.87%
Savings	309,757	928	0.30%	278,605	1,638	0.59%
Time deposits:
Less than $100,000	489,029	6,955	1.42%	535,813	8,781	1.64%
$100,000 and more	251,758	4,192	1.67%	265,778	4,942	1.86%
Total interest-bearing deposits	2,076,395	15,407	0.74%	2,079,969	21,117	1.02%

Federal funds purchased and securities sold under agreements to repurchase	1,105	26	2.31%	1,054	32	2.99%
Federal Home Loan Bank advances	55,587	1,674	2.96%	64,932	2,158	3.28%
Subordinated debt	32,991	1,372	4.09%	32,991	1,133	3.39%

	89,683	3,072	3.37%	98,977	3,323	3.31%

Total interest-bearing liabilities	2,166,078	18,479	0.85%	2,178,946	24,440	1.12%

Total noninterest-bearing liabilities	356,064			322,549

Total liabilities	2,522,142			2,501,495
Stockholders' equity	423,499			428,931

Total liabilities and stockholders' equity	$2,945,641			$2,930,426

Net interest income (tax equivalent)		$99,530			$99,517
Average interest rate spread			3.65%			3.62%
Interest expense as percentage of average earning assets			0.71%			0.93%
Net interest margin			3.80%			3.80%

(1) Income and yields are reported on a taxable equivalent basis using a 35% tax rate.

STELLARONE CORPORATION (NASDAQ: STEL)
FINANCIAL INFORMATION - FOUR QUARTER TREND (UNAUDITED)
(Dollars in thousands, except per share data)

	2012
	Quarter Ended
	December 31,	September 30,	June 30,	March 31,

Interest income	$28,321	$28,843	$28,934	$28,958
Interest expense	4,118	4,544	4,754	5,063
Net interest income	24,203	24,299	24,180	23,895
Provision for loan losses	1,400	1,900	1,400	850
Total net interest income after provision	22,803	22,399	22,780	23,045
Non interest income	9,417	8,707	8,197	8,022
Non interest expense	23,754	23,594	24,328	23,452
Income before income taxes	8,466	7,512	6,649	7,615
Income tax expense	2,245	1,952	1,768	2,114
Net income	$6,221	$5,560	$4,881	$5,501
Net income per share
basic	$0.27	$0.24	$0.21	$0.24
diluted	$0.27	$0.24	$0.21	$0.24

STELLARONE CORPORATION (NASDAQ: STEL)
SEGMENT INFORMATION (UNAUDITED)
(Dollars in thousands)

At and for the Three Months Ended December 31, 2012

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$24,343	$203	$-	$(343)	$-	$24,203
Provision for loan losses	1,400	-	-	-	-	1,400
Noninterest income	6,679	2,691	1,247	25	(1,225)	9,417
Noninterest expense	21,867	1,863	1,129	120	(1,225)	23,754
Provision for income taxes	2,059	309	35	(158)	-	2,245
Net income (loss)	$5,696	$722	$83	$(280)	$-	$6,221

Total Assets	$2,976,470	$38,075	$602	$469,378	$(461,321)	$3,023,204
Average Assets	$2,939,772	$25,911	$619	$468,857	$(461,731)	$2,973,428

At and for the Three Months Ended December 31, 2011

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$24,303	$312	$-	$(342)	$-	$24,273
Provision for loan losses	1,750	-	-	-	-	1,750
Noninterest income	5,635	2,648	1,158	26	(1,208)	8,259
Noninterest expense	21,913	2,217	1,104	419	(1,208)	24,445
Provision for income taxes	1,592	223	16	(263)	-	1,568
Net income (loss)	$4,683	$520	$38	$(472)	$-	$4,769

Total Assets	$2,868,332	$42,894	$415	$451,866	$(445,579)	$2,917,928
Average Assets	$2,894,269	$37,322	$433	$469,852	$(462,641)	$2,939,235

At and for the Twelve Months Ended December 31, 2012

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$97,206	$742	$-	$(1,371)	$-	$96,577
Provision for loan losses	5,550	-	-	-	-	5,550
Noninterest income	25,365	8,616	5,253	105	(4,996)	34,343
Noninterest expense	87,846	6,878	4,493	907	(4,996)	95,128
Provision for income taxes	7,886	744	228	(779)	-	8,079
Net income (loss)	$21,289	$1,736	$532	$(1,394)	$-	$22,163

Average Assets	$2,916,051	$21,924	$508	$461,310	$(454,152)	$2,945,641

At and for the Twelve Months Ended December 31, 2011

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$96,659	$895	$-	$(1,133)	$-	$96,421
Provision for loan losses	12,700	-	-	-	-	12,700
Noninterest income	22,562	8,122	5,045	106	(4,784)	31,051
Noninterest expense	85,842	7,667	4,399	1,159	(4,784)	94,283
Provision for income taxes	4,794	405	194	(789)	-	4,604
Net income (loss)	$15,885	$945	$452	$(1,397)	$-	$15,885

Average Assets	$2,896,875	$24,854	$444	$465,607	$(457,354)	$2,930,426

STELLARONE CORPORATION (NASDAQ: STEL)
NON-GAAP RECONCILIATION (UNAUDITED)
(Dollars in thousands)

	For the Three Months Ended			For the Twelve Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Noninterest expense	$23,754	$23,594	$24,445	$95,128	$94,283
Less:
Amortization of intangible assets	311	413	413	1,549	1,651
Adjusted noninterest expense	23,443	23,181	24,032	93,579	92,632

Net interest income (tax equivalent)	24,932	25,042	25,060	99,530	99,517
Noninterest income	9,417	8,707	8,259	34,343	31,051
Less:
Gains on sale of securities available for sale	440	9	447	528	509
Losses / impairments on foreclosed assets	(440)	(381)	(582)	(1,491)	(1,564)
Net revenues	$34,349	$34,121	$33,454	$134,836	$131,623

Efficiency ratio	68.25%	67.94%	71.84%	69.40%	70.38%

	For the Three Months Ended			For the Twelve Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Noninterest income	$9,417	$8,707	$8,259	$34,343	$31,051
Less:
Gains on securities available for sale	440	9	447	528	509
Gains on sale of premises and equipment	58	17	91	68	84
Operating earnings	$8,919	$8,681	$7,721	$33,747	$30,458

	For the Three Months Ended			For the Twelve Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net income	$6,221	$5,560	$4,769	$22,163	$15,885
Plus:
Income tax expense	2,245	1,952	1,568	8,079	4,604
Provision for loan losses	1,400	1,900	1,750	5,550	12,700
Tax equivalent adjustment	729	743	787	2,953	3,096
Pre-tax pre-provision earnings	$10,595	$10,155	$8,874	$38,745	$36,285

	For the Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011
Total stockholders' equity	$431,642	$428,077	$414,173
Less:
Core deposit intangibles, net	3,462	3,773	5,011
Goodwill	113,652	113,652	113,652
Net other intangibles	787	886	1,183
Tangible common equity	313,741	309,766	294,327

Total assets	3,023,204	2,959,846	2,917,928
Less:
Core deposit intangibles, net	3,462	3,773	5,011
Goodwill	113,652	113,652	113,652
Net other intangibles	787	886	1,183
Tangible assets	$2,905,303	$2,841,535	$2,798,082

Tangible common equity ratio	10.80%	10.90%	10.52%